AMENDMENT NO. 1 TO AGREEMENT AND WAIVER UNDER SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO AGREEMENT AND WAIVER UNDER SECURED CONVERTIBLE PROMISSORY NOTE (the “Amendment and Waiver”) is made as of January __, 2011, by and between The California Capital Limited Partnership, a California limited partnership (“Investor”), and KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

A,        Investor and the Company are parties to that certain Agreement, made as of December 2, 2010 (“Agreement”).

B.      Investor and the Company desire to amend the Agreement as set forth below.

C.        Investor is the holder of a Secured Convertible Promissory Note (the “Note”) in the amount of $15,000,000, dated as of February 5, 2010.

D.        Investor desires to waive certain terms and provisions of the Note as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Section 4 of the Agreement is hereby amended in its entirety to read as follows:

“4.       Amendment to Certificate of Incorporation. The Company shall take all steps necessary to amend and restate its Certificate of Incorporation in the form attached hereto as Exhibit A as soon as practicable but no later than 120 days following the date hereof.”

2.         Section 11 of the of the Agreement is hereby amended in its entirety to read as follows:

“11.       Termination. This Agreement shall automatically terminate and be of no further force or effect if the Effective Date does not occur on or before April 1, 2011.”

3.         Investor hereby waives compliance with Section 7(h) of the Note solely for the purpose of allowing the Company to sell those of its or its subsidiaries’ assets that, as of the date hereof, provide wireless broadband in the Grand Junction, Colorado market (the “Grand Junction Assets”) at a purchase price equal to $500 per subscriber, and irrevocably consents to the sale of the Grand Junction Assets provided that the aggregate sale price is no less than $220,000.

4.         The Company is an intended beneficiary of the consent and waiver granted in Section 3 above and is hereby authorized to rely up on it.

5.         Except as modified and amended herein, all of the terms and conditions of the Agreement and the Note shall remain in full force and effect.

6.         The validity, interpretation, enforceability, and performance of this Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment and Waiver as of the date first written above.

THE CALIFORNIA CAPITAL LIMITED

PARTNERSHIP

By: Patrick Soon-Shiong

      Name: Dr. Patrick Soon-Shiong

      Title:

KEYON COMMUNICATIONS HOLDINGS, INC.

By: Jonathan Synder

Name: Jonathan Synder

Title: